Exhibit 99.1

Vistagen Reports Fiscal Year 2026 Second Quarter Financial Results and Provides Corporate Update

PALISADE-3 Phase 3 Public Speaking Challenge Study of Fasedienol for the Acute Treatment of Social Anxiety Disorder is Complete; Topline results expected by calendar year end

SOUTH SAN FRANCISCO, Calif. (BUSINESS WIRE) — November 13, 2025 — Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today reported financial results for its fiscal year 2026 second quarter ended September 30, 2025, and provided a corporate update.

“As we conclude the second quarter of our fiscal year, we are encouraged by our progress and remain confident in the path ahead,” said Shawn Singh, President and Chief Executive Officer of Vistagen. “We are on track to report topline data from the randomized portion of our PALISADE-3 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder this quarter, followed by the randomized portion of our PALISADE-4 Phase 3 trial in 2026. We have built strong momentum toward the primary goal of our PALISADE program, developing what we hope could be the first FDA-approved acute treatment of social anxiety disorder for the 30 million adults living with this serious and potentially life-threatening condition.”

Program Highlights

Fasedienol for the Acute Treatment of Social Anxiety Disorder

•Earlier this month, Vistagen announced that the last patient completed the randomized, double-blinded portion of its PALISADE-3 Phase 3 clinical trial evaluating fasedienol for the acute treatment of social anxiety disorder.

•Topline results from this randomized portion of the PALISADE-3 Phase 3 trial are expected in the fourth quarter of this calendar year.

•A duplicate and concurrent Phase 3 trial, PALISADE-4, involves the same public speaking challenge study design as PALISADE-3. Topline results from the randomized, double-blinded portion PALISADE-4 are expected in the first half of 2026.

Corporate Highlights

•In October, Vistagen announced the appointment of Mr. Paul Edick to its Board of Directors. Mr. Edick was also appointed to serve on Vistagen’s Audit and Compensation Committees.

Financial Results for Fiscal Year 2026 Second Quarter Ended September 30, 2025

Research and development (R&D) expense

•R&D expense was $15.9 million for the three months ended September 30, 2025, as compared to $10.2 million for the three months ended September 30, 2024. The increase in R&D expense was primarily due to higher research, development, and contract manufacturing expenses, as well as headcount related to the U.S. registration-directed PALISADE Program for fasedienol in social anxiety disorder.

General and administrative (G&A) expense

•G&A expense was $4.4 million for the three months ended September 30, 2025, as compared to $4.2 million for the three months ended September 30, 2024.

Net loss

•Net loss was $19.4 million for the three months ended September 30, 2025, as compared to $13.0 million for the three months ended September 30, 2024.

Other financial highlights

•Cash, cash equivalents, and marketable securities were $77.2 million as of September 30, 2025.

Conference Call and Webcast

Vistagen will host a conference call and live audio webcast today, November 13, 2025, at 5:00 p.m. Eastern Time to provide a corporate update of the Company’s progress. A link can be found under “Events” in the Investors section of Vistagen's website. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes before the call. The webcast will be archived on Vistagen’s website shortly after the call and will be available for at least 90 days.

For participants interested in joining the call via dial-in, please use the details below.

Conference ID: 6458570
Participant Toll-Free Dial-In Number: 1(800) 715-9871
Participant International Dial-In Number: 1(646) 307-1963

About Vistagen

Headquartered in South San Francisco, CA, Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines. Pherines specifically and selectively bind as agonists on peripheral receptors on human nasal chemosensory neurons and are designed to rapidly trigger olfactory bulb-to-brain neurocircuits believed to regulate brain areas involved in behavior and autonomic nervous system activity. They are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options if successfully developed and approved.

Vistagen is passionate about developing transformative treatment options to improve the lives of individuals underserved by the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the timing of topline data from the randomized portions of the PALISADE-3 and PALISADE-4 Phase 3 trials and the primary goal of the PALISADE program. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no guarantee that any of Vistagen’s product candidates will successfully complete ongoing or future clinical trials within estimated timelines or at all, receive regulatory approval or be commercially successful, or that Vistagen will be able to successfully replicate the results of past studies of any of its product candidates. Other factors that may cause such a difference include, without limitation, risks and uncertainties relating to conducting and/or completing ongoing clinical trials, including PALISADE-3, PALISADE-4, a small exploratory Phase 2B clinical trial designed to assess efficacy, safety and tolerability of a repeat dose of fasedienol in adults with SAD, which we refer to as the Repeat Dose Study and/or any other clinical trial conducted by Vistagen as a part of its PALISADE program, as currently expected or at all; submission of a NDA to the FDA for any of Vistagen's product candidates, including fasedienol; the ability of any clinical trial information from the PALISADE program or otherwise submitted by Vistagen to the FDA to successfully support a NDA; the FDA’s determination that our trials and/or results from Vistagen’s PALISADE development program are adequate to support NDA approval; Vistagen's dependence on third-party collaborators for the development, regulatory approval, and/or commercialization of its product candidates and other aspects of its business, which are outside of Vistagen's full control; risks and uncertainties resulting from government shutdowns, disruptions and personnel turnover, staff reductions or otherwise, at the FDA, other government agencies and comparable foreign regulatory authorities; risks associated with current and potential future healthcare reforms; the scope and enforceability of Vistagen’s patents, including patents related to Vistagen’s pherine product candidates; fluctuating costs of materials and other resources and services required to conduct Vistagen’s ongoing and/or planned clinical and non-clinical trials; market conditions; the impact of general economic, industry or political conditions in the United States or internationally; and other technical and unexpected hurdles in the development, manufacture and commercialization of Vistagen’s product candidates. Risks that may impact the outcome of these forward-looking statements are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, and Quarterly Report on Form 10-Q for the period ended September 30, 2025, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

Investor Inquiries:
Mark A. McPartland
markmcp@vistagen.com

Media Inquiries:
Michelle P. Wellington
mwellington@vistagen.com

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30, 2025	March 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$62,786	$67,131
Marketable securities	14,389	13,351
Prepaid expenses and other current assets	1,759	1,594
Total current assets	78,934	82,076
Property and equipment, net	516	476
Right-of-use asset - operating lease	1,074	1,335
Other assets	405	454
Total assets	$80,929	$84,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,831	$653
Accrued expenses	8,417	8,810
Note payable	658	—
Deferred revenue - current portion	2,141	2,588
Operating lease obligation - current portion	597	561
Total current liabilities	13,644	12,612
Deferred revenue - non-current portion	336	391
Operating lease obligation - non-current portion	610	948
Total liabilities	14,590	13,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at September 30, 2025 and March 31, 2025; no shares outstanding at September 30, 2025 and March 31, 2025	—	—
Common stock, $0.001 par value; 325,000,000 shares authorized at September 30, 2025 and March 31, 2025; 38,895,568 and 29,001,481 shares issued at September 30, 2025 and March 31, 2025, respectively	39	29
Additional paid-in capital	512,398	481,956
Treasury stock, at cost, 4,522 shares of common stock held at September 30, 2025 and March 31, 2025	(3,968)	(3,968)
Accumulated other comprehensive income	14	5
Accumulated deficit	(442,144)	(407,632)
Total stockholders’ equity	66,339	70,390
Total liabilities and stockholders’ equity	$80,929	$84,341

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Sublicense and other revenue	$258	$183	$502	$267
Total revenues	258	183	502	$267
Operating expenses:
Research and development	15,915	10,215	27,693	$17,863
General and administrative	4,396	4,195	8,667	$8,762
Total operating expenses	20,311	14,410	36,360	$26,625
Loss from operations	(20,053)	(14,227)	(35,858)	$(26,358)
Other income, net:
Interest income, net	630	1,273	1,342	$2,671
Other income	6	—	4	—
Loss before income taxes	(19,417)	(12,954)	(34,512)	(23,687)
Income taxes	—	(7)	—	$(7)
Net loss	$(19,417)	$(12,961)	$(34,512)	$(23,694)
Unrealized gain on marketable securities	13	20,000	14	22
Comprehensive loss	$(19,404)	$(12,941)	$(34,498)	$(23,672)
Basic and diluted net loss per common share	$(0.54)	$(0.42)	$(1.02)	$(0.77)
Weighted average common shares outstanding, basic and diluted	35,749,160	30,632,347	33,850,346	30,617,970